77C  ACVP 12/31/07 NSAR Filing

Proxy Voting Results

     A special meeting of shareholders was held on July 27, 2007, to vote on the following proposal. The proposal received the required number of votes of the American Century Variable Portfolios, Inc. and was adopted. A summary of voting results is listed below the proposal.

     Proposal: To elect nine Directors to the Board of Directors of American Century Variable Portfolios, Inc. (the proposal was voted on by all shareholders of funds issued by American Century Variable Portfolios, Inc.).


James E. Stowers, Jr.      For:                    602,014,680
                           Withhold:                19,727,003
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jonathan S. Thomas         For:                    604,217,542
                           Withhold:                17,524,140
                           Abstain:                          0
                           Broker Non-Vote:                  0

Thomas A. Brown            For:                    603,626,965
                           Withhold:                18,114,717
                           Abstain:                          0
                           Broker Non-Vote:                  0

Andrea C. Hall             For:                    603,646,695
                           Withhold:                18,094,987
                           Abstain:                          0
                           Broker Non-Vote:                  0

James A. Olson             For:                    603,739,127
                           Withhold:                18,002,556
                           Abstain:                          0
                           Broker Non-Vote:                  0

Donald H. Pratt            For:                    603,241,061
                           Withhold:                18,500,621
                           Abstain:                          0
                           Broker Non-Vote:                  0

Gale E. Sayers             For:                    603,660,484
                           Withhold:                18,081,198
                           Abstain:                          0
                           Broker Non-Vote:                  0

M. Jeannine Strandjord     For:                    603,181,313
                           Withhold:                18,560,369
                           Abstain:                          0
                           Broker Non-Vote:                  0

Timothy S. Webster         For:                    604,125,918
                           Withhold:                17,615,764
                           Abstain:                          0
                           Broker Non-Vote:                  0